SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

             WALGREEN CO.
(Exact name of registrant as specified in its charter)

    Illinois   1-604   36-1924025
(State or other  (Commission File  (IRS Employer
jurisdiction of  Number)   Identification
incorporation)      Number)

200 Wilmot Road, Deerfield, Illinois    60015
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (847) 914-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 9, 2007, the Board of Directors of Walgreen Co. (the "company") approved and adopted an amendment to the company's By-Laws.  The amendment revises the policy of the company regarding the age of director nominees.  The policy now provides that, notwithstanding the fact that a person has reached his or her seventy-second birthday, such person may be nominated by the Nominating and Governance Committee of the company to serve as director if the committee makes a finding that the nomination is in the best interests of the company, and if the nomination is also approved by all members of the Board of Directors.  The amendment took effect upon adoption.  A copy of the company's By-Laws, as so amended, is attached hereto as Exhibit 3(b) and incorporated herein by reference.  A corresponding change to the company's Corporate Governance Guidelines was also approved and will be available on the company's website at www.walgreens.com.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (d) The following exhibit is being furnished as part of this Form 8-K:

Exhibit
Number        Description

Exhibit 3(b)      By-Laws of the company, as amended, effective October 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: October 15, 2007	By:	/s/ William M. Rudolphsen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)